EXECUTION COPY








     TERM  LOAN  AGREEMENT


     DATED  AS  OF  NOVEMBER  5,  1999



     AMONG


     POLICY  MANAGEMENT  SYSTEMS  CORPORATION,


     THE  GUARANTORS  PARTY  HERETO,


     BANK  OF  AMERICA,  N.A.
     AS  AGENT,


     AND


     THE  OTHER  FINANCIAL  INSTITUTIONS  PARTY  HERETO

     TABLE  OF  CONTENTS


Section     Page
-------     ----

ARTICLE  1
1.1  Definitions     1
1.2  Accounting  Terms  and  Determinations     16
ARTICLE  2
2.1  Commitments  to  Lend     17
2.2  Procedure  for  Committed  Borrowing     17
2.3  Notes     18
2.4  Conversion  and  Continuation  Elections     19
2.7  Maturity  of  Loans     21
2.8  Interest  Rates     21
2.9  Fees     22
2.10  Optional  Termination  or  Reduction  of  Commitments     22
2.11  Mandatory  Termination  of  Commitments     22
2.12  Optional  Prepayments     22
2.13  General  Provisions  as  to  Payments     23
2.14  Funding  Losses     24
2.15  Computation  of  Interest  and  Fees     24
2.16  Regulation  D  Compensation     24
ARTICLE  3
3.1  Closing     26
3.2  Borrowings     27
ARTICLE  4
4.1  General  Representations     28
4.2  Full  Disclosure     28
4.3  Representations  of  Guarantors     29
ARTICLE  5
5.1  Information     31
5.2  Payment  of  Obligations     31
5.3  Maintenance  of  Property;  Insurance     31
5.4  Conduct  of  Business  and  Maintenance  of  Existence     31
5.5  Compliance  with  Laws     31
5.6  Inspection  of  Property,  Books  and  Records     31
5.7  Mergers  and  Sales  of  Assets     31
5.8  Use  of  Proceeds     31
5.9  Negative  Pledge     31
5.10  Limitation  on  Debt  of  Subsidiaries     31
5.11  Leverage  Ratio     31
5.12  Minimum  Consolidated  Tangible  Net  Worth     31
5.13  Restricted  Payments     31
5.14  Investments     31
5.15  Transactions  with  Affiliates     31
5.16  Additional  Guarantors     31
5.17     Limitation  on  Non-Cash  Charges     31
ARTICLE  6
6.1  Events  of  Default     31
6.2  Notice  of  Default     31
ARTICLE  7
7.1  Appointment  and  Authorization;  "Agent".     31
7.2  Delegation  of  Duties     31
7.3  Liability  of  Agent     31
7.4  Reliance  by  Agent     31
7.5  Notice  of  Default     31
7.6  Credit  Decision     31
7.7  Indemnification  of  Agent     31
7.8  Agent  in  Individual  Capacity     31
7.9  Successor  Agent     31
ARTICLE  8
8.1  Basis  for  Determining  Interest  Rate  Inadequate  or  Unfair     31
8.2  Illegality     31
8.3  Increased  Cost  and  Reduced  Return     31
8.4  Taxes     31
8.5  Base  Rate  Loans  Substituted for Affected Euro-Dollar Rate Loans     31
ARTICLE  9
9.1  The  Guaranty     31
9.2  Guaranty  Unconditional     31
9.3  Discharge  Only  Upon  Payment  In  Full;  Reinstatement  In  Certain
Circumstances     31
9.4  Waiver  by  each  Guarantor     31
9.5  Subrogation  and  Contribution     31
9.6  Stay  of  Acceleration     31
9.7  Limit  of  Liability     31
ARTICLE  10
10.1  Notices     31
10.2  No  Waivers     31
10.3  Costs  and  Expenses     31
10.4  Sharing  of  Set-Offs     31
10.5  Amendments  and  Waivers     31
10.6  Successors  and  Assigns     31
10.7  Collateral     31
10.8  Governing  Law;  Submission  to  Jurisdiction     31
10.9  Counterparts;  Integration;  Effectiveness     31
10.10  WAIVER  OF  JURY  TRIAL     31
10.11  Confidentiality     31



SCHEDULES

Schedule  5.3          Insurance
Schedule  10.1          Addresses  for  Notices  to  Borrower  and  Agent

EXHIBITS

Exhibit  A               Note
Exhibit  B               Form  of  Notice  of  Borrowing
Exhibit  C               Form  of  Notice  of  Conversion/Continuation
Exhibit D               Form of Opinion of Office of General Counsel to Obligors
Exhibit  E               Form  of  Compliance  Certificate
Exhibit  F               Form  of  Auditor's  Statement
Exhibit  G               Form  of  Assignment  and  Assumption  Agreement

                               TERM LOAN AGREEMENT


          TERM LOAN AGREEMENT dated as of November 5, 1999 among POLICY MANAGEMENT SYSTEMS CORPORATION, the GUARANTORS party hereto, the BANKS listed on the signature pages hereof and BANK OF AMERICA, N.A., as Agent.

The parties hereto agree as follows:

     ARTICLE 1
     DEFINITIONS

     SECTION 1.1  Definitions.  The following terms, as used herein, have the
                  -----------
following meanings:

          "Administrative Questionnaire" means, with respect to each Bank, an
           ----------------------------
administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

          "Affiliate" means (i) any Person that directly, or indirectly through
           ---------
one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 25% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means BofA in its capacity as agent for the Banks hereunder,
           -----
and any successor agent arising under Section 7.9.

          "Agent-Related Persons" means BofA and any successor agent arising
           ---------------------
under Section 7.9, together with their respective affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and affiliates.

          "Agent's Payment Office" means the address for payments set forth in
           ----------------------
the signature pages hereto or such other address as the Agent may from time to time specify.

          "Applicable Lending Office" means, with respect to any Bank, (i) in
           -------------------------
the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "Assignee" has the meaning set forth in Section 10.6(c).
           --------

          "Attorney Costs" means and includes all fees and disbursements of any
           --------------
law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel; provided that in determining
                                                    -------- ----
Attorney Costs associated with any matter, there is no duplication of legal services in respect of such matter by external counsel and internal counsel.

          "Bank" means each financial institution listed on the signature pages
           ----
hereof under the caption "Banks", each Assignee which becomes a Bank pursuant to
Section 10.6(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher
           ---------
of (i) the arithmetic mean of the Prime Rates of each of the Reference Banks (rounded upward to the nearest 1/16 of 1%) for such day as notified by the Reference Banks to the Agent on such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Loan that bears interest based on the Base
           --------------
Rate.

          "Benefit Arrangement" means at any time an employee benefit plan
           -------------------
within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "BofA" means Bank of America, N.A.
           ----

          "Borrower" means Policy Management Systems Corporation, a South
           --------
Carolina corporation, and its successors.

          "Borrowing" means a borrowing hereunder consisting of Loans of the
           ---------
same Type made to the Borrower on the same day by the Banks under Article 2, and having the same Interest Period.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Euro-Dollar Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Capital Expenditures"  means, for any period, on a consolidated basis
           --------------------
for the Borrower and its Consolidated Subsidiaries, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including that portion of capital leases (except any capitalized interest) which is capi-talized on the consolidated balance sheet of the Borrower and its Subsidiaries) made by the Borrower or any Consolidated Subsidiary during such period that, in conformity with generally accepted accounting principles, are required to be included in or reflected by property, plant or equip-ment, licenses and permits, or other similar fixed asset accounts as reflected in such balance sheet (including expenditures for equipment purchased simul-taneously with the trade-in of existing equipment owned by the Borrower or any such Subsidiary to the extent the gross amount of such purchase price exceeds the book value of the equipment being traded in, but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reim-bursed or financed from insurance proceeds or condemnation awards).

          "Closing Date" means the date on or after the Effective Date on which
           ------------
the Agent shall have received the documents specified in or pursuant to Section 3.1.

          "Commitment" means, with respect to each Bank, the amount set forth
           ----------
opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.8.

          "Consolidated Capitalization" means, as at any date of determination,
           ---------------------------
the sum of Consolidated Funded Debt at such date and Total Shareholders' Equity at such date.

          "Consolidated Adjusted Cash Flow" means, for any four consecutive
           -------------------------------
fiscal quarters of the Borrower, Consolidated Net Income for such period plus,
                                                                         ----
to the extent deducted in determining Consolidated Net Income, the aggregate amount of (i) Consolidated Interest Expense; (ii) income tax expense; and (iii) the amount of all amortization of intangibles and depreciation that were deducted in determining Consolidated Net Income for the period.

          "Consolidated Funded Debt" means all Debt of the Borrower and the
           ------------------------
Consolidated Subsidiaries for borrowed money.

          "Consolidated Interest Expense" means, for any fiscal period, the
           -----------------------------
interest expense of the Borrower and its Consolidated Subsidiaries (whether expensed or capitalized) determined on a consolidated basis for such fiscal period.

          "Consolidated Net Income" means, for any four consecutive fiscal
           -----------------------
quarters of the Borrower, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, minus (i) any
                                                                  -----
extraordinary gain (but not extraordinary loss), other than any extraordinary gain as a result of the receipt of casualty proceeds for a casualty event with respect to which an extraordinary loss has been realized during such fiscal period or any prior fiscal period and (ii) to the extent not reflected in any extraordinary gain, any gain (a) as a result of an asset disposition (including without limitation any disposition of capital stock and any such disposition consisting of receipt of casualty proceeds with respect to any asset (except as a result of the receipt of casualty proceeds for a casualty event with respect to which a loss has been realized during such period or any prior fiscal period)), other than dispositions of inventory, marketable securities and services in the ordinary course of business, (b) as a result of the disposition of a separate business segment, (c) on restructuring payables or receivables,
(d) on the extinguishment of debt, (e) as a result of a prior period adjustment,
(f) as a result of an accounting change and (g) from discontinued operations (other than from the discontinuance of the businesses referred to in clause (iv) of the first proviso to Section 5.4); provided that, with respect to all of the
                                      -------- ----
foregoing provisions of this definition, if the aggregate of the Borrower's Investments in Subsidiaries that are not wholly-owned exceeds $15,000,000, then
(x) the net income of any Subsidiary of the Borrower which is not a wholly-owned Subsidiary and for which the Borrower's Investment therein is accounted for with the equity method of accounting shall have its net income included in Consolidated Net Income of the Borrower only to the extent of the amount of cash dividends or distributions paid by such subsidiary to the Borrower during such period and (y) the net income of Software Consult Micado AG shall be included in the calculation of Consolidated Net Income.

          "Consolidated Subsidiary" means at any date any Subsidiary or other
           -----------------------
entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Tangible Net Worth" means with respect to the Borrower
           -------------------------------
and its Consolidated Subsidiaries at a particular date, an amount equal to (i) Total Shareholders' Equity, less (ii) the aggregate amount of all items and assets categorized as intangibles, including but not limited to "goodwill", customer lists, contract acquisition costs, covenants not to compete and capitalized software costs, all as on the consolidated balance sheet of the Borrower as determined in accordance with generally accepted accounting principals.

          "Conversion/Continuation Date" means any date on which, under Section
           ----------------------------
2.4, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Debt" of any Person means at any date, without duplication, (i) all
           ----
obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except (x) trade accounts payable arising in the ordinary course of business and (y) any other accrued expenses incurred in the ordinary course of business, and (z) payment of amounts pursuant to a "contingent earn-out" or similar provisions the payment of which amounts is contingent upon the achievement of good faith performance targets, but only to the extent that such payment is not, or would not be, reflected as a liability on the balance sheet of such Person at such date, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.9(a), (f) and (k) and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, (vi) all obligations of such Person with respect to Designated Swaps, but only to the extent that such obligations are, or would be reflected as a liability on the balance sheet of such Person at such date, (vii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and
(viii) all Debt of others Guaranteed by such Person. It is understood that the payment obligations of the Borrower to a counterparty under any equity swap (each such swap, a "Designated Swap") to be entered into between the Borrower
                    ---------------
and such counterparty with respect to shares of outstanding common stock of the Borrower in connection with the Borrower's share repurchase program shall not constitute "Debt" except as set forth in clause (vi) of the definition of Debt.

          "Default" means any condition or event which constitutes an Event of
           -------
Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Defeased Debt" means the Loan Notes (the "Loan Notes") of PMSC
           -------------                             ----------
Limited in the aggregate principal amount of   1,271,967 for which, as of the
Closing Date, PMSC Limited has deployed the assets described in Section 5.9(i) to retire such Loan Notes and all related interest expense; but only so long as the Loan Notes are not reflected as Debt on the consolidated financial statements of the Borrower most recently delivered pursuant to Sections 4.4(b), 5.1(a) or (b), as the case may be.

          "Derivatives Obligations" of any Person means all obligations of such
           -----------------------
Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Disbursement Date" means November 5, 1999.
           -----------------

          "Domestic Lending Office" means, as to each Bank, its office located
           -----------------------
at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

          "Effective Date" means the date this Agreement becomes effective in
           --------------
accordance with Section 10.9.

          "Environmental Laws" means any and all federal, state, local and
           ------------------
foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, or any successor statute.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a
           -----------
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Lending Office" means, as to each Bank, its office,
           --------------------------
branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loan" means any Loan that bears interest based on the
           ----------------
LIBO Rate.

          "Euro-Dollar Margin" means a rate per annum equal to 1.00%.
           ------------------

          "Euro-Dollar Reserve Percentage" means for any day that percentage
           ------------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of
            ------------------------
liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by , non-United States office of any Bank to United States residents).

          "Event of Default" has the meaning set forth in Section 6.1.
           ----------------

          "Facility Fee Rate" has the meaning set forth in Section 2.7.
           -----------------

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the
                     -------- ----
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to BofA on such day on such transactions as determined by the Agent.

          "Guarantee" by any Person means any obligation, contingent or
           ---------
otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include
                   -------- ----
endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.
      ---------

          "Guarantor" means Cybertek Corporation, PMSC Limited, Policy
           ---------
Management Systems Investments, Inc., The Leverage Group, Inc., and Cybertek Solutions, L.P. and each other Person who has executed this Agreement as a guarantor.

          "Hazardous Substances" means any toxic, radioactive, caustic or
           --------------------
otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Indemnified Liabilities" means any and all liabilities, obligations,
           -----------------------
losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto.

          "Indemnitee" has the meaning set forth in Section 10.3(c)
           ----------

          "Interest Period" means as to any Euro-Dollar Loan, the period
           ---------------
commencing on the Disbursement Date or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Euro-Dollar Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing, Notice of Conversion/Continuation as the case may be;

               (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
mended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of
           ----------
share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

          "Leverage Ratio" means at any date the ratio of (i) Consolidated
           --------------
Funded Debt to (ii) Consolidated Adjusted Cash Flow minus Capital Expenditures.

          "LIBO Rate" means, for any Interest Period with respect to a
           ---------
Euro-Dollar Loan the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Euro-Dollar Loan to be made by such Reference Bank, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Loan by a Bank to the Borrower under Section 2.1, and
           ----
may be a Euro-Dollar Loan or a Base Rate Loan (each, a "Type" of Loan).
                                                        ----

          "Material Debt" means Debt (other than the Notes and any loans solely
           -------------
between the Borrower and its Subsidiaries or between its Subsidiaries) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $20,000,000.

          "Material Financial Obligations" means a principal or face amount of
           ------------------------------
Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $20,000,000.

          "Material Plan" means at any time a Plan or Plans having aggregate
           -------------
Unfunded Liabilities in excess of $3,000,000.

          "Material Subsidiary" means, at any date, (i) any Subsidiary of the
           -------------------
Borrower whose total assets, total revenue or net income (or, in the case of a Subsidiary which has subsidiaries, consolidated total assets, total revenue or net income of such Subsidiary with its subsidiaries) are at least 5% of the consolidated total assets, total revenue or net income, respectively, of the Borrower and its Consolidated Subsidiaries (as shown on the consolidated financial statements of Borrower then most recently delivered) at or, as relevant, for the four consecutive fiscal quarters ended on or most recently prior to such date, (ii) any Subsidiary whose outstanding balance of Debt owed to the Borrower or any other Subsidiary (net of the aggregate amount of Debt owed to such Subsidiary by the Borrower or any other Subsidiary) exceeds $10,000,000 (as shown in the certificate of the Borrower listing its Material Subsidiaries then most recently delivered or (iii) any Subsidiary whose outstanding balance of Debt from the Borrower or any other Subsidiary (net of the aggregate amount of Debt owed by such Subsidiary by the Borrower or any other Subsidiary) exceeds $10,000,000 (as shown in the certificate of the Borrower listing its Material Subsidiaries then most recently delivered); provided that no foreign Subsidiary of the Borrower or of PMSC Limited shall be
      -- ----
deemed to be a Material Subsidiary.

          "Multiemployer Plan" means at any time an employee pension benefit
           ------------------
plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Note" means a promissory note of the Borrower in substantially the
           ----
form of Exhibit A hereto.
        ---------

          "Notice of Borrowing" means a notice in substantially the form of
           -------------------
Exhibit B hereto.
    -----

          "Notice of Conversion/Continuation" means a notice in substantially
           ---------------------------------
the form of Exhibit C hereto.
            ---------

          "Obligor" means the Borrower and each Guarantor.
                    -----

          "Parent" means, with respect to any Bank, any Person controlling such
           ------                                              -----------
Bank.

          "Participant" has the meaning set forth in Section 10.6(b)
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity
           ----
succeeding to any or all of its functions under ERISA.
  --------

          "Person" means an individual, a corporation, a limited liability
           ------
company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or
         ---
instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than
           ----
a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Rate" means the rate of interest in effect for such day as
           ----------
publicly announced from time to time by the Banks as their "prime rate."  (The
    ----
"prime rate" is a rate set by each Bank based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "Reference Banks" means Bank of America, N.A., First Union National
           ---------------
Bank and Wachovia Bank, N.A.

          "Regulation U" means Regulation U of the Board of Governors of the
           ------------
Federal Reserve System, as in effect from time to time.

          "Responsible Officer" means the chief executive officer or the
           -------------------
president of the Borrower, any other officer having substantially the same authority and responsibility, or the general counsel of the Borrower; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

          "Restricted Payment" means (i) any dividend or other distribution on
           ------------------
any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

     "Senior Bank Facility" means the Credit Agreement dated as of August 8,
      --------------------
1997 among the Borrower, the financial institutions parties to such Credit Agreement and Bank of America, N.A. as agent, as amended by a First Amendment dated as of November 5, 1999.

          "Subsidiary" means, as to any Person, any corporation or other entity
           ----------
of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or any other entity the management of which is directly or indirectly controlled by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the
                                          ----------
Borrower.

          "Temporary Cash Investment" means any Investment in (i) direct
           -------------------------
obligations of the United States or any agency thereof or the Commonwealth of Australia, or obligations guaranteed by the United States or any agency thereof or the Commonwealth of Australia, (ii) commercial paper rated at least A-1 by Standard & Poor's Rating Group and P-l by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of (x) any Bank or (y) any bank or trust company which is organized under the laws of the United States or any state thereof or the United Kingdom and has capital, surplus and undivided profits aggregating at least $750,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above or (v) municipal bonds issued by municipalities located in the United States rated at least A or the equivalent thereof by Standard & Poor's Rating Group or A2 or the equivalent thereof by Moody's Investors Service, Inc. and, if such bonds are rated by both such agencies, then at least A or the equivalent thereof by Standard & Poor's Rating Group and A2 or the equivalent thereof by Moody's Investors Service, Inc.; and (vi) Debt securities of any Person which are rated at least A or the equivalent thereof by Standard & Poor's Rating Group or A2 or the equivalent
                                                     --
thereof by Moody's Investors Service, Inc. and, if such Debt securities are rated by both such agencies, then at least A or the equivalent thereof by Standard & Poor's Rating Group and A2 or the equivalent thereof by Moody's
                               ---
Investors Service, Inc.; provided that any Investment described in clauses (i),
                         --------
(ii), (iii) or (iv) matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary and any Investment described in clause (vi) matures within 90 days from the date of acquisition thereof by the Borrower or a Subsidiary.

          "Termination Date" means July 15, 2000.
           ----------------

          "Total Shareholders' Equity" means, as of any date of determination,
           --------------------------
the shareholders' equity at such date of the Borrower and its Consolidated Subsidiaries, as determined in accordance with generally accepted accounting principles.

          "Type" has the meaning specified in the definition of Loan.
           ----

          "Unfunded Liabilities" means, with respect to any Plan at any time,
           --------------------
the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "United States" means the United States of America, including the
           -------------
States and the District of Columbia, but excluding its territories and possessions.

     SECTION 1.2  Accounting Terms and Determinations.  Unless otherwise
                  -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the
              -------- ----
Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Banks.

     ARTICLE 2
     THE CREDIT

     SECTION 2.1  Commitments to Lend.  Each Bank severally agrees, on the terms
                  -------------------
and conditions set forth in this Agreement, to make loans to the Borrower on the Disbursement Date pursuant to this Section 2.1 in amounts such that (a) the aggregate principal amount of Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment and (b) after giving effect to the Borrowing, the aggregate amount of all outstanding Loans shall not exceed the combined Commitments of all the Banks. The Loans made by the Banks hereunder are not revolving and any amounts borrowed hereunder which are repaid or prepaid by the Borrower may not be reborrowed.

     SECTION 2.2  Procedure for Borrowing.
                  -----------------------

          (a)     The Borrower shall give the Agent notice (a "Notice of
                                                               ---------
Borrowing") not later than 7:30 a.m. (San Francisco time) on (x) the
       --
Disbursement Date with respect to Base Rate Loans, (y) the third Business Day
       --
before the Disbursement Date with respect to Euro-Dollar Loans, specifying:

          (i)  the requested Disbursement Date, which shall be a Business Day

          (ii)  the aggregate amount of such Borrowing;

          (iii) whether the Loans comprising such Borrowing are to be, Base Rate Loans or Euro-Dollar Loans; and

          (iv) in the case of a Borrowing with respect to Euro-Dollar Loans, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt of the Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower, except pursuant to an election made by the Borrower as expressly permitted by the last sentence of Section 8.1.

          (c) Not later than 9:00 a.m. (San Francisco time) on the Disbursement Date, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available, to the Agent at its address referred to in Section
10.1.  Unless the Agent determines that any applicable condition specified in
Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

          (d) Unless the Agent shall have received notice from a Bank prior to the Disbursement Date that such Bank will not make available to the Agent such Bank's share of the Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent within three Business Days of demand therefor such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate or the interest rate applicable thereto pursuant to Section 2.6 or (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     SECTION 2.3  Notes.
                  -----

          (a) The Loans of each Bank shall be evidenced by one or more notes (the Notes) payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

          (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate
                                      ---------
modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be
                                                ----
deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation
             -------- ----
or endorsement shall not affect the obligations of the Borrower hereunder or under the Note. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     SECTION 2.4  Conversion and Continuation Elections.
                  -------------------------------------

          (a) The Borrower may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Euro-Dollar Loans is
--------
reduced, by payment, prepayment, or conversion of part thereof to be less than
-----
$5,000,000, such Euro-Dollar Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Euro-Dollar Loans shall terminate.

          (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 7:30 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Euro-Dollar Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

               (A)     the proposed Conversion/Continuation Date;

               (B) the aggregate amount of Loans to be continued or converted;

               (C) the Type of Loans resulting from the proposed conversion or continuation; and

               (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Euro-Dollar Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Euro-Dollar Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Euro-Dollar Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

          (e) Unless the Banks otherwise consent, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as an Euro-Dollar Loan.

     SECTION 2.5  Maturity of Loans.  The Borrower shall repay to the Banks on
                  -----------------
the Termination Date the aggregate principal amount of Loans outstanding on such date.

     SECTION 2.6  Interest Rates.
                  --------------

          (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable on the last day of each calendar quarter. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each Euro-Dollar Rate Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the LIBO Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the LIBO Rate applicable to the Interest Period for such Loan or
(ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the LIBO Rate (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of error.

     SECTION 2.7  Fees.  On the Closing Date, the Borrower shall pay to the
                  ----
Agent for the account of the Banks ratably a one-time fee on the aggregate amount of the Commitments equal to 0.15%.

     SECTION 2.8  Optional Termination or Reduction of Commitments.  Prior to
                  ------------------------------------------------
the Disbursement Date, the Borrower may, upon at least three Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

     SECTION 2.9  Mandatory Termination of Commitments and Mandatory
                  --------------------------------------------------
Prepayments.
           -

          (a) The Commitments shall automatically terminate at the close of business on the Disbursement Date.

          (b)     The Company shall repay the Loans on the Termination Date.

          (c) If the Borrower shall issue for cash any additional equity (other than in connection with the exercise of options, or the issuance of equity in connection with employee benefit plans, or a contribution to the Borrower in connection with a vendor agreement to fund a specific development and marketing effort or to fund one or more specific acquisitions set forth in the vendor agreement or a technology transfer agreement) or incur Debt for cash, the Borrower shall promptly notify the Agent of the estimated net proceeds of such issuance to be received by the Borrower. Promptly upon, and in no event later than three Business Days after receipt by the Borrower of the net cash proceeds of such issuance, the Borrower shall prepay the Term Loan in an aggregate amount equal to the amount of net proceeds until the Term Loan shall be repaid in full.

     SECTION 2.10  Optional Prepayments.
                   --------------------

          (a) Subject in the case of any Euro-Dollar Borrowing to Section 2.12, the Borrower may, upon at least one Business Day's notice to the Agent, prepay any Base Rate Loan or upon at least three Business Days' notice to the Agent, prepay any Euro-Dollar Loan, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.11  General Provisions as to Payments.
                   ---------------------------------

          (a) Borrower shall make such payment of principal of, and interest on, the Loans and of fees hereunder, not later than 9:00 a.m. (San Francisco time) on the date when due, in Federal or other funds immediately available, to the Agent at its address referred to in Section 10.1. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. If any payment of principal of, or interest on, the Loans (other than Euro-Dollar Loans) or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If any payment of principal of, or interest on, a Euro-Dollar Loan shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.12  Funding Losses.  If the Borrower makes any payment of
                   --------------
principal with respect to any Euro-Dollar Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with
Section 2.2(b) or 2.4, the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the
                             -------- ----
Borrower a certificate detailing the calculation by such Bank as to the amount of such loss or expense, which certificate shall be conclusive in the absence of error.

     SECTION 2.13  Computation of Interest and Fees.  Interest based on the
                   --------------------------------
Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.14  Regulation D Compensation.  Each Bank may require the
                   -------------------------
Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable LIBO Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable LIBO Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after the giving of such notice and with respect to which Interest Period the Borrower has not delivered a Notice of Conversion/Continuation prior to receipt by the Borrower of such notice by such Bank and (y) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

     ARTICLE 3
     CONDITIONS

     SECTION 3.1  Closing.  The obligation of each Bank to make its Loan
                  -------
hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

          (a) This Agreement and the Notes, if requested by any Bank, executed by each party thereto;

          (b) an opinion of the office of the General Counsel of the Obligors, substantially in the form of Exhibit D hereto;
                                       ---------

          (c) evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not
                                 -------- ----
thereafter preclude final settling of accounts between the Borrower and BofA).

          (d) all documents the Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

          (e)  Certificate.  A certificate signed by a Responsible Officer,
               -----------
dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article 4 are true and correct on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

               (iii) there has occurred since December 31, 1998, no event or circumstance that has resulted or could reasonably be expected to result in a material adverse effect on the consolidated business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole; and

     The Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

     SECTION 3.2  Borrowings.  The obligation of each Bank to make the Loan to
                  ----------
be made by it, is subject to the satisfaction of the following conditions precedent on the Disbursement Date:

          (a)     receipt by the Agent of a Notice of Borrowing as required by
Section 2.2;

          (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

          (d) the fact that the representations and warranties of the Obligors contained in this Agreement shall be true in all material respects on and as of the date of such Borrowing.

     The Notice of Borrowing hereunder shall be deemed to be a representation and warranty on the date of such Borrowing by the Borrower as to the facts specified in clauses (b), (c) and (d) of this Section and by each other Obligor, with respect to itself only, as to the facts specified in clause (d) of this Section.

     ARTICLE 4
     REPRESENTATIONS AND WARRANTIES

     SECTION 4.1  General Representations.  The Borrower represents and warrants
                  -----------------------
that each of the representations and warranties of the Borrower contained in Sections 4.1 through 4.10 of the Senior Bank Facility is true and correct in all material respects, and the related definitions, schedules and exhibits contained therein are incorporated herein by reference, mutatis mutandis, and made a part
                                              ------- --------
hereof, with the same force and effect as if the same had been herein set forth in their entirety for the benefit of the Banks irrespective of whether the Senior Bank Facility remains in effect, but including and giving effect to any amendment or modification of such provisions or any waiver of compliance therewith, it being understood that no such amendment, modification or waiver shall in any manner constitute an amendment, modification or waiver of the provisions thereof incorporated herein unless the Banks continue to be a party to the Senior Bank Facility; provided, however, that said provisions for the
                             --------  -------
purpose of the incorporation herein shall be amended in the following respects:

          (a) the dates "December 31, 1996" and "March 31, 1997" contained in Sections 4.4 and 4.5 of the Senior Bank Facility shall be read as December 31, 1998 and June 30, 1999 respectively;

          (b) the definition "Borrower's 1996 Form 10K" shall be read as "Borrower's 1998 Form 10K" and the date contained in the definition "Borrower's Latest Form 10Q" shall be read as "June 30, 1999."

     SECTION 4.2  Full Disclosure.  All information (other than financial
                  ---------------
projections) heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby, taken as a whole, is, and all such written information (other than financial projections) hereafter furnished by the Borrower to the Agent or any Bank, taken as a whole, will be, true and accurate in all material respects on the date as of which such information is stated or certified. All financial projections delivered or to be delivered to the Banks have been or will be prepared on the basis of the assumptions stated therein. Such projections represent the Borrower's reasonable good faith estimate of the Borrower's future financial performance and such assumptions are believed by the Borrower to be fair in light of current business conditions. The Borrower cannot give any assurances that any projections will be realized. The Borrower has disclosed to the Banks in writing any and all facts, known trends or uncertainties the Borrower reasonably expects will have a material and adverse effect on or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Obligors to perform their obligations under this Agreement.

     SECTION 4.3  Representations of Guarantors.
                  -----------------------------

          (a) Each corporate Guarantor is a corporation duly incorporated, validly existing and in good standing (if such concept is applicable in the relevant jurisdiction of incorporation) under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by each corporate Guarantor of this Agreement are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor or result in the creation or imposition of any Lien on any asset of such Guarantor.

          (b) Each Guarantor which is a limited partnership is a limited partnership duly formed pursuant to applicable laws and is validly existing and in good standing (if such concept is applicable in the relevant jurisdiction of formation) under the laws of the jurisdiction of its formation, and has all partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by each Guarantor which is a limited partnership of this Agreement are within such Guarantor's partnership powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the partnership agreement of such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor or result in the creation or imposition of any Lien on any asset of such Guarantor.

          (c) This Agreement constitutes a valid and binding agreement of each Guarantor in each case enforceable in accordance with its terms.

     ARTICLE 5
     COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.1  Information.  The Borrower will deliver to each of the Banks:
                  -----------

          (a) within 2 Business Days after the filing of each Form 10-K by the Borrower with the Securities and Exchange Commission (and in any event no later than 120 days after the end of each fiscal year of the Borrower), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission and accompanied by a report of independent public accountants or nationally recognized standing in scope and manner acceptable to the Securities and Exchange Commission;

          (b) within 2 Business Days after the filing of each Form 10-Q by the Borrower with the Securities and Exchange Commission (and in any event no later than 90 days after the end of each of the first three quarters of each fiscal year of the Borrower), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower substantially in the form of Exhibit E hereto (i) setting forth in reasonable detail the
               ---------
calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.7 to 5.14, inclusive, on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (iii) listing all Material Subsidiaries on the date of such financial statements;

          (d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements substantially in the form of Exhibit F hereto (i) whether anything has come to their attention
               ---------
to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously with the annual financial statements in accordance with clause (c) above;

          (e) within five Business Days after the chief financial officer, the controller, the general counsel or any other officer of the Borrower who is directly responsible for the administration by the Borrower of this Agreement obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the controller of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(C) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

     (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     SECTION 5.2  Payment of Obligations.  The Borrower will pay and discharge,
                  ----------------------
and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien, but excluding any intercompany loans), except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 5.3  Maintenance of Property; Insurance.
                  ----------------------------------

          (a) The Borrower will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition or covered by adequate insurance in accordance with Section 5.3(b), ordinary wear and tear excepted.

          (b) The Borrower will maintain, and will cause each Material Subsidiary to maintain, or be covered under, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for extra expense and (ii) public liability insurance (including products/completed operations liability coverage) all on terms and conditions and in scope substantially commensurate with that which is currently maintained as described on Schedule 5.3 hereto and evidenced by the
                                     ------------
certificate contemplated by clause (w) of the second following sentence and with risk retention thereunder up to an amount which in the good faith business judgement of the Borrower's or such Material Subsidiary's management could not reasonably be expected to expose the Borrower or such Material Subsidiary to a materially adverse noninsured loss. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Banks may approve in writing. The Borrower will deliver to the Agent for distribution to each of the Banks (w) on the date of the first Borrowing hereunder, a certificate dated such date showing the amount of coverage as of such date, (x) upon request of any Bank through the Agent from time to time full information as to the insurance carried, (y) within seven Business Days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (z) forthwith upon receipt thereof, notice of any cancellation or nonrenewal of coverage by the Borrower.

     SECTION 5.4  Conduct of Business and Maintenance of Existence.  The
                  ------------------------------------------------
Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary in the normal conduct of business; provided that nothing in
                                                        -------- ----
this Section 5.4 shall prohibit (i) the merger or consolidation of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the transfer of assets by a Subsidiary to the Borrower or to another Subsidiary if, after giving effect thereto, no Default shall have occurred and be continuing, (iii) the dissolution or termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks (provided that if such
                                                    -------- ----
Subsidiary is a Guarantor, it shall have transferred all of its assets and liabilities to the Borrower or another Guarantor as part of such dissolution or termination); and provided further that nothing in this Section 5.4 shall be
                  -------- -------
construed to prohibit a sale, lease or other transfer of assets expressly permitted by Section 5.7.

     SECTION 5.5  Compliance with Laws.  The Borrower will comply, and cause
                  --------------------
each Subsidiary to comply, in all material respects with all material laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     SECTION 5.6  Inspection of Property, Books and Records.  The Borrower will
                  -----------------------------------------
keep, and will cause each Material Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Material Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their executive officers and independent public accountants, all at such reasonable times during normal business hours and as often as may reasonably be desired without disrupting the normal conduct of business of the Borrower and its Subsidiaries.

     SECTION 5.7  Mergers and Sales of Assets.
                  ---------------------------

          (a) The Borrower will not consolidate or merge with or into any other Person; provided that the Borrower may merge with another Person if (i) the
         -------- ----
Borrower is the corporation surviving such merger and (ii) after giving effect to such merger, no Default shall have occurred and be continuing; and provided
                                                                      --------
further that nothing in this Section 5.7 shall prohibit any transaction
 ------
expressly permitted by proviso (i) of Section 5.4.
 ------

          (b) the Borrower will not, directly or indirectly, sell, assign, lease, convey or otherwise dispose of whether in one or a series of transactions any property (including accounts and notes receivable, with or without recourse except for dispositions in which (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate book value of all assets so sold by the Borrower and its Subsidiaries, together, shall not exceed in the aggregate 5% of Total Shareholders' Equity, provided that nothing in this Section 5.7 shall prohibit (x) the licensing by
  ------ ----
the Borrower of software in the ordinary course of its business or in connection with any acquisition or divestiture or (y) any transaction expressly permitted by clause (ii) or (iii) of the first proviso to Section 5.4.

     SECTION ]5.8  Use of Proceeds.  The proceeds of the Loans made under this
                   ---------------
Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U, other than the share repurchases described in the last sentence of Section 5.12, in which case the relevant Loans will be made in compliance with Regulation U.

     SECTION 5.9  Negative Pledge.  Neither the Borrower nor any Subsidiary will
                  ---------------
create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following:

          (a) Liens existing on the date of this Agreement securing Debt (other than Defeased Debt) outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $500,000;

          (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset (including without limitation pursuant to a sale/leaseback transaction), provided that such Lien attaches to such asset concurrently with or within 90
       - ----
days after the acquisition thereof;

          (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not
                         -------- ----
secured by any additional assets;

          (g)     (i)     inchoate statutory Liens arising in the ordinary
course of its business securing lis pendens, (ii) Liens securing judgments or orders for the payment of money in an amount up to $15,000,000 and (iii) Liens securing judgments or orders for the payment of money in an amount in excess of $15,000,000 but not more than $20,000,000 which are effectively stayed within 30 days of the judgment or order;

          (h) Liens (other than Liens described in clause (g)) arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $3,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (i) Liens on cash and certificates of deposit in an aggregate amount not to exceed 1,271,967 issued by Barclays Bank PLC to PMSC Limited to support such bank's obligations to repay the holders of Defeased Debt; and

          (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 5% of Total Shareholders' Equity.

     SECTION 5.10  Limitation on Debt of Subsidiaries.  The Borrower will not
                   ----------------------------------
permit any of its Subsidiaries to incur or at any time be liable with respect to any Debt except for the following:

          (a)     Defeased Debt;

          (b)     Debt secured by Liens permitted by Section 5.9(c);

          (c) Debt (other than Debt described in clause (a) above) of any wholly-owned Subsidiary (other than a Guarantor) owed to the Borrower or any wholly-owned Subsidiary;

          (d) Debt (other than Debt described in clause (a) above) of any Guarantor owed to any other Guarantor or to the Borrower;

          (e) Debt of any Guarantor consisting of the Guarantee granted by such Guarantor under Article 9 of this Agreement;

          (f) Debt of any Person outstanding at the time such Person becomes a Subsidiary and not incurred in contemplation of such event; provided that such
                                                              -------- ----
Indebtedness is extinguished or refinanced by the Borrower (solely as Debt of the Borrower) within 90 days after such event;

          (g) Guarantees of the Consolidated Subsidiaries granted to the banks pursuant to the Senior Bank Facility; or

          (h) Debt of the Consolidated Subsidiaries not otherwise permitted by the foregoing clauses of this Section not to exceed in the aggregate 5% of Total Shareholders' Equity as of the most recent calendar quarter.

     SECTION 5.11  Leverage Ratio.  The Borrower will not permit at any time the
                   --------------
Leverage Ratio to exceed 2.5:1.0.

     SECTION 5.12  Minimum Consolidated Tangible Net Worth.  At any date,
                   ---------------------------------------
Consolidated Tangible Net Worth will not be less than (i) $126,718,000 plus on
                                                                       ----
an annual basis (ii) beginning with the fiscal year beginning January 1, 1999, 50% of Consolidated Net Income, if positive. There shall be excluded from the calculation of Consolidated Tangible Net Worth all acquisition related charges of intangibles and any amounts expended to repurchase shares of the Borrower's common stock in purchases at fair market value up to an amount, in the aggregate, not to exceed 2.5 million shares in a maximum dollar amount not to exceed $70,600,000.

     SECTION 5.13  Restricted Payments.  Neither the Borrower nor any Subsidiary
                   -------------------
(i) will declare or make any Restricted Payment unless, after giving effect thereto, no Default shall have occurred and be continuing or (ii) will optionally prepay, defease or purchase any Debt of the Borrower or any Subsidiary other than (w) outstandings in the amount of $30,000,000 under a promissory note in favor of First Union National Bank payable on November 5, 1999, (x) the Loans, (y) Debt under the Senior Bank Facility, or (z) any other Debt of the Borrower incurred for working capital purposes provided that the
                                                           -------- ----
aggregate amount of such Debt prepaid, defeased or purchased is less than $15,000,000.

     SECTION 5.14  Investments.  Neither the Borrower nor any Subsidiary will
                   -----------
hold, make or acquire any Investment in any Person other than:

          (a)     (i)     Investments in Persons which are Subsidiaries on the
date hereof and (ii) Investments in Persons which are Subsidiaries immediately after any such Investment is made;

          (b)     Temporary Cash Investments;

          (c) Investments in any customer of the Borrower or any of its Subsidiaries (or in any other Person the accounts of which would be consolidated with those of such customer in such customer's consolidated financial statements if such statements were prepared as of the date such Investments are made) which are characterized as "inducements" and are made in connection with long term processing contracts entered into by the Borrower or such Subsidiary with such customer; and

          (d) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (d) in any consecutive four quarter period does not exceed (i) 20% of Total Shareholders' Equity and (ii) 10% of Total Shareholders' Equity for any individual Investment.

     SECTION 5.15  Transactions with Affiliates.  The Borrower will not, and
                   ----------------------------
will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section
                          -------- ----
shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

     SECTION 5.16  Additional Guarantors.   The Borrower shall from time to time
                   ---------------------
cause each Subsidiary of the Borrower or other entity that is not a Material Subsidiary on the date hereof but becomes a Material Subsidiary after the date hereof (whether by acquisition of capital stock by the Borrower or otherwise) to become party hereto as guarantor by executing a supplement hereto in form and substance satisfactory to the Agent, such supplement to be executed by such Material Subsidiary within 10 days after the date on which the Borrower acquires or forms such Material Subsidiary, or a Subsidiary not originally a Guarantor becomes a Material Subsidiary.

     SECTION 5.17     Limitation on Non-Cash Charges. The Borrower will not
                      ------------------------------
incur non-cash charges that would exceed $25,000,000 in the aggregate with respect to the Borrower and its Consolidated Subsidiaries from and after November 1, 1999 other than (i) depreciation and amortization expensed in the ordinary course of business excluding a one-time acceleration of amortization and depreciation expense determined in accordance with generally accepted accounting principles; and (ii) any acquisition related charges of intangibles within one year of the end of the fiscal quarter in which the acquisition occurred determined in accordance with generally accepted accounting principles.

     ARTICLE 6
     DEFAULTS

     SECTION 6.1  Events of Default.  If one or more of the following events
                  -----------------
("Events of Default") shall have occurred and be continuing:
   ----------------

          (a) the Borrower shall fail to pay when due any principal of any Loan, or any interest, any fees or any other amount payable hereunder within 3 Business Days of the due date thereof;

          (b) the Borrower shall fail to observe or perform any covenant contained in Article 5, other than those contained in Sections 5.1 through 5.6;

          (c) any Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by any Obligor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or selecting the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $3,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $3,000,000;

          (j) judgments or orders for the payment of money in excess of $15,000,000 shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall remain undischarged for a period of 30 days unless execution shall have been effectively stayed;

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Borrower having the power to vote for the election of directors; or, during any period of 12 consecutive calendar months, individuals who were either (i) directors of the Borrower on the first day of such period or (ii) elected to fill vacancies caused by the ordinary course resignation or retirement of any other director and whose nomination or election was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Borrower on the first day of such period, shall cease to constitute a majority of the board of directors of the Borrower; or

          (l) the Guarantee granted by any Guarantor under Article 9 of this Agreement shall cease at any time to be in full force and effect (except as expressly permitted by the first proviso of Section 5.4), or the Borrower or any Guarantor shall so assert in writing;

          then, and in every such event, the Agent shall (i) if requested by the Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Banks, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of
                               -------- ----
Default specified in clause 6.1(g) or 6.1(h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     SECTION 6.2  Notice of Default.  The Agent shall give notice to the
                  -----------------
Borrower under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

     ARTICLE 7
     THE AGENT

     SECTION 7.1  Appointment and Authorization; "Agent".  Each Bank hereby
                  --------------------------------------
irrevocably (subject to Section 7.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     SECTION 7.2  Delegation of Duties.  The Agent may execute any of its duties
                  --------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     SECTION 7.3  Liability of Agent.  None of the Agent-Related Persons shall
                  ------------------
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     SECTION 7.4  Reliance by Agent.
                  -----------------

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 3.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     SECTION 7.5  Notice of Default.  The Agent shall not be deemed to have
                  -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Banks in accordance with
Article 7; provided, however, that unless and until the Agent has received any
           --------  -------
such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     SECTION 7.6  Credit Decision.  Each Bank acknowledges that none of the
                  ---------------
Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     SECTION 7.7  Indemnification of Agent.  Whether or not the transactions
                  ------------------------
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however,
                                                            --------  -------
that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all obligations hereunder and the resignation or replacement of the Agent.

     SECTION 7.8  Agent in Individual Capacity.  BofA and its affiliates may
                  ----------------------------
make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     SECTION 7.9  Successor Agent.  The Agent may, and at the request of the
                  ---------------
Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 7 and Section
10.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Banks appoint a successor agent as provided for above.

     ARTICLE 8
     CHANGE IN CIRCUMSTANCES

     SECTION 8.1  Basis for Determining Interest Rate Inadequate or Unfair.  If
                  --------------------------------------------------------
on or prior to the first day of any Interest Period for any Euro-Dollar Loan the Banks advise the Agent that the LIBO Rate as determined by the Agent will not adequately and fairly reflect the cost to the Banks of funding their Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans, shall be suspended. Unless the Borrower notifies the Agent prior to 10:30 A.M. on the date of any Euro-Dollar Loan for which a Notice of Conversion/Continuation has previously been given that it elects not to convert on such date, such conversion shall instead be made as a Base Rate Borrowing.

     SECTION 8.2  Illegality.  If, on or after the date of this Agreement, the
                  ----------
adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Rate Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

     SECTION 8.3  Increased Cost and Reduced Return.
                  ---------------------------------

          (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Rate Loans, its Notes or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less) has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 8.4  Taxes.
                  -----

          (a) For the purposes of this Section 8.4, the following terms have the following meanings:

          "Taxes" means any and all present or future taxes, duties, levies,
           -----
imposts, deductions, charges or withholdings with respect to any payment by the Borrower or any Guarantor, as the case may be, pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only at the rate of United States withholding tax that such Bank is subject to on such payments at the time such Bank first becomes a party to this Agreement.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

          (b) Any and all payments by the Borrower or any Guarantor to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the
                                                     -------- ----
Borrower or any Guarantor shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or any Guarantor, as the case may be, shall make such deductions, (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof or, in the case of United States withholding tax, a copy of Form 1042-S as a receipt evidencing such payments made by the Borrower during the calendar year.

          (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses, so long as the Agent or relevant Bank exercised good faith in not having paid the applicable Taxes or Other Taxes giving rise thereto) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor. Each Bank and the Agent agrees to use reasonable good faith efforts to cooperate with any refund claims that the Borrower may pursue in good faith in order to reduce or eliminate an assessment for Taxes or Other Taxes subject to the indemnification provisions of this subsection (c); provided however, that nothing in this subsection (c) shall be construed to require any Bank or the Agent to institute any administrative or judicial proceeding that is not made in good faith or that, in the reasonable judgment of such Bank or the Agent (as the case may be), is disadvantageous to such Bank or the Agent.

          (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Bank has failed to provide the Borrower or the Agent with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; provided that
                                                                  -------- ----
if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes

          (f) If the Borrower or any Guarantor is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     SECTION 8.5  Base Loans Substituted for Affected Euro-Dollar Loans.  If (i)
                  -----------------------------------------------------
the obligation of any Bank to make Euro-Dollar Rate Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section
8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Rate Loans, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks); and

          (b) after each of its Euro-Dollar Loans, has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

     SECTION 8.6  Substitution of Bank.  If (i) the obligation of any Bank to
                  --------------------
make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.

     ARTICLE 9
     GUARANTY

     SECTION 9.1  The Guaranty.  Each Guarantor, as primary obligor and not
                  ------------
merely as surety, hereby unconditionally guarantees jointly and severally the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Borrower under this Agreement. Upon failure by the Borrower to pay on the date when due any principal on any Loan, or any interest, any fees or any other amount payable hereunder within 3 Business Days of the due date thereof, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

     SECTION 9.2  Guaranty Unconditional.  The obligations of each Guarantor
                  ----------------------
hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Guarantor under this Agreement, or any Note, by operation of law or otherwise;

          (b) any modification or amendment of or supplement to this Agreement or any Note;

          (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other Guarantor under this Agreement or any Note;

          (d) any change in the corporate existence, structure or ownership of the Borrower or any other Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or their respective assets or any resulting release or discharge of any obligation of the Borrower or any other Guarantor contained in this Agreement or any Note;

          (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, any other Guarantor, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion
                        -------- ----
of any such claim by separate suit or compulsory counterclaim;

          (f) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by the Borrower or any other Guarantor under this Agreement; or

          (g) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

     SECTION 9.3  Discharge Only Upon Payment In Full; Reinstatement In Certain
                  -------------------------------------------------------------
Circumstances.  Each Guarantor's obligations hereunder shall remain in full
-------------
force and effect until the Commitments shall have terminated and the principal
----
of and interest on the Notes and all other amounts payable by the Borrower under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other Guarantor or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     SECTION 9.4  Waiver by each Guarantor.  Each Guarantor irrevocably waives
                  ------------------------
acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Guarantor or any other Person.

     SECTION 9.5  Subrogation and Contribution.  Upon making any payment
                  ----------------------------
hereunder, each Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment and shall have a right of contribution with respect to the other Guarantors; provided that such Guarantor shall not
                                      -------- ----
enforce any payment by way of subrogation and shall not enforce any right to receive any payment, including any right of contribution or for any other reason, from any other Guarantor with respect to such payment until all amounts payable by the Borrower hereunder and under the Notes have been paid in full.

     SECTION 9.6  Stay of Acceleration.  If acceleration of the time for payment
                  --------------------
of any amount payable by the Borrower under this Agreement or any Note is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Banks specified in
Article 6 of the Agreement.

     SECTION 9.7  Limit of Liability.  The obligations of each Guarantor
                  ------------------
hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     ARTICLE 10
     MISCELLANEOUS

     SECTION 10.1  Notices.  All notices, requests and other communications to
                   -------
any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:

          (a) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on Schedule 10.1 hereto,
                                              -------------

          (b) in the case of any Guarantor, in care of the Borrower,

          (c) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or

          (d) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower.
          Each such notice, request or other communication shall be effective:

               (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received;

               (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received;

               (iii) if given by overnight courier, 24 hours after such communication is delivered to such courier with postage prepaid, addressed as aforesaid, so long as such courier can confirm delivery at such address; or

               (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article 2 or
                           -------- ----
Article 8 and notices to the Borrower under Section 6.2 shall not be effective until received.

     SECTION 10.2  No Waivers.  No failure or delay by the Agent or any Bank in
                   ----------
exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 10.3  Costs and Expenses.
                   ------------------

          (a) The Borrower shall reimburse BofA (including in its capacity as Agent) within five Business Days after demand for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto.

          (b) The Borrower shall pay or reimburse the Agent, and each Bank within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceeding or appellate proceeding).

          (c) Except for actions by the Borrower against the Agent or the Banks, the Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee
                                     ----------
harmless from and against any and all liabilities, losses, damages (excluding consequential damages), costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided
                                                                        --------
that no Indemnitee shall have the right to be indemnified hereunder (including,
----
without limitation, pursuant to Section 8.4(c)) for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     SECTION 10.4  Sharing of Set-Offs.  Each Bank agrees that if it shall, by
                   -------------------
exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that
                                                               -------- ----
nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Obligor other than its indebtedness hereunder. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

     SECTION 10.5  Amendments and Waivers.  Any provision of this Agreement or
                   ----------------------
the Notes may be amended or waived if, but only if such amendment or waiver is in writing and is signed by the Borrower and all of the Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent).

     SECTION 10.6  Successors and Assigns.
                   ----------------------

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or
                      -----------
any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided
                                                                      --------
that such participation agreement may provide that such Bank will not agree to
 ---
any modification, amendment or waiver of this Agreement described in clause (i),
(ii), or (iii) of Section 10.5 without the consent of the Participant. Subject to Section 10.6(e), the Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an
                       --------
initial Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such
                             ---------
transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld or delayed, and the Agent; provided
                                                                    --------
that if an Assignee is an affiliate of such transferor Bank or was a Bank
   -
immediately prior to such assignment, no such consent shall be required and
   -
provided further that any such assignment may be for an amount equivalent to an
   ----- -------
initial Commitment of less than $5,000,000 if consented to by the Borrower.
Upon execution and delivery of such instrument (including a Notice of Assignment and Assumption substantially in the form of Annex I thereto) and payment by such
                                            -------
Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment (other than any such assignment in which the Assignee is an affiliate of the transferor Bank or was a Bank immediately prior to such assignment), the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 10.7  Collateral.  Each of the Banks represents to the Agent and
                   ----------
each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 10.8  Governing Law; Submission to Jurisdiction.  This Agreement
                   -----------------------------------------
and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 10.9  Counterparts; Integration; Effectiveness.  This Agreement may
                   ----------------------------------------
be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

     SECTION 10.10  WAIVER OF JURY TRIAL.  EACH OF THE OBLIGORS, THE AGENT AND
                    --------------------
THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 10.11  Confidentiality.  The Agent and each Bank agrees to keep any
                    ---------------
information delivered or made available by the Obligors to it confidential from anyone other than persons employed or retained by such Bank who are expected to become engaged in evaluating, approving, structuring or administering the Loans and who will use any such information solely for such purposes; provided that
                                                                -------- ----
nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Agent, (b) to any other Person if reasonably incidental to the administration of the Loans, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which the Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee; provided further that each person who receives any such information
          -------- -------
from any Bank or the Agent as permitted by this Section shall be informed by such Bank or the Agent of the existence and the contents of this Section.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


     POLICY MANAGEMENT SYSTEMS
       CORPORATION
     CYBERTEK CORPORATION
     PMSC LIMITED
     CYBERTEK SOLUTIONS, L.P.
     By     POLICY MANAGEMENT
          SYSTEMS CORPORATION;
          its General Partner
     THE LEVERAGE GROUP INC.


     By:     ____________________
          ____________________

     BANK OF AMERICA, N.A.,
     as Agent


     By:     ____________________
          ____________________

COMMITMENT:     BANKS:


$15,000,000     BANK OF AMERICA, N.A.,
     as a Bank


     By:     ____________________
          ____________________

$15,000,000     WACHOVIA BANK, N.A.


     By:     ____________________
          ____________________

$40,000,000     FIRST UNION NATIONAL BANK


     By:     ____________________
          ____________________

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


POLICY MANAGEMENT SYSTEMS
  INVESTMENTS, INC.


By: _____________________
    _____________________